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                                                                     EXHIBIT 5.1
                            Thacher Proffitt & Wood
                            Two World Trade Center
                           New York, New York 10048




                                        November 3, 1998


Dime Community Bancshares, Inc.
209 Havermeyer Street
Brooklyn, NY 11211

Ladies and Gentlemen:

        We have acted as special counsel for Dime Community Bancshares, Inc., a Delaware corporation ("DCB"), in connection with the issuance of and registration under the Securities Act of 1933, as amended, by DCB of an aggregate of 1,967,267 shares, subject to adjustment, of DCB common stock, par value $0.01 per share ("DCB Common Stock"), into which certain shares of common stock, par value $0.01 per share, of Financial Bancorp, Inc., a Delaware corporation ("FIBC"), will be converted pursuant to an Agreement and Plan of Merger, dated as of the 18th day of July, 1998, by and between DCB and FIBC ("the Merger Agreement"), and the related preparation and filing by DCB with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of DCB and FIBC contained in the Merger Agreement and the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of DCB or FIBC or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than DCB, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.





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   Dime Community Bancshares, Inc.
   November 3, 1998                                                      Page 2.


             Based on the foregoing, we are of the opinion that, upon effectiveness of the Registration Statement and the approval of the Merger Agreement by the FIBC stockholders, the issuance of DCB Common Stock in accordance with the terms of the Merger Agreement will have been duly authorized and, when the shares of DCB Common Stock are issued in accordance with the terms of the Merger Agreement and the Registration Statement, such shares of DCB Common Stock will be validly issued, fully paid and non-assessable.

            In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

            This opinion is given solely for the benefit of DCB and FIBC and the shareholders of FIBC who exchange shares of FIBC common stock for DCB Common Stock issued pursuant to the Registration Statement, and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

            We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "LEGAL MATTERS" in the Joint Proxy Statement-Prospectus that is part of such Registration Statement.


                                                  Very truly yours,

                                                  THACHER PROFFITT & WOOD

                                                  By: /s/ Robert C. Azarow

                                                     Robert C. Azarow